UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 000-31230

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1215192 (IRS Employer Identification No.)
700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 570-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On August 31, 2007, Olin Corporation (“Olin”) and Pioneer Companies, Inc. (“Pioneer”) issued a joint press release announcing the closing of the merger of Princeton Merger Corp., a wholly owned subsidiary of Olin (“Merger Sub”), with Pioneer. Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated May 20, 2007 among Olin, Pioneer and Merger Sub, Pioneer became a wholly owned subsidiary of Olin (the “Merger”) and Pioneer’s outstanding shares of common stock, par value $0.01 per share (the “Pioneer Common Stock”), will cease trading.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Following completion of the Merger on August 31, 2007, Pioneer notified the NASDAQ Global Market (“NASDAQ”) that each outstanding share of Pioneer’s Common Stock has been canceled and, in the case of all such shares other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Pioneer, Olin or Merger Sub, converted into the right to receive $35.00 in cash, without interest. Pioneer also requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report the removal from listing of the shares of Pioneer Common Stock on NASDAQ.

Item 3.03	Material Modification in Rights of Security Holders
     Pursuant to the Merger Agreement, each outstanding share of Pioneer Common Stock issued and outstanding prior to the effective time of the Merger has been canceled and, in the case of all such shares other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Pioneer, Olin or Merger Sub, converted into the right to receive $35.00 in cash, without interest.

Item 5.01	Changes in Control of Registrant
     On August 31, 2007, pursuant to the Merger Agreement, Merger Sub merged with and into Pioneer and Pioneer became a wholly owned subsidiary of Olin. In connection therewith, each outstanding share of Pioneer Common Stock was canceled and, in the case of all such shares other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Pioneer, Olin or Merger Sub, converted into the right to receive $35.00 in cash, without interest.
     The aggregate merger consideration paid for all of the shares of Pioneer Common Stock was approximately $419 million on a fully diluted basis, funded through existing credit facilities of Olin and available cash.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Pursuant to the Merger Agreement, effective upon completion of the Merger on August 31, 2007, each of Michael Y. McGovern, Robert E. Allen, Marvin E. Lesser, Charles L. Mears, David A. Scholes and Richard L. Urbanowski resigned from Pioneer’s Board of Directors. In addition, Michael Y. McGovern, Gary L. Pittman, Carl Monticone, Ron Ciora, Jerry Bradley and David A. Scholes resigned as executive officers of the Company effective upon completion of the Merger on August 31, 2007.

Item 8.01	Other Events
     On August 31, 2007, Pioneer issued a press release attached hereto as Exhibit 99.1, announcing the consummation of the Merger.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: August 31, 2007

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 31, 2007.

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